                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 DEJA.COM, INC.



                                   ARTICLE I.

          The name of this Corporation shall be Deja.com, Inc.


                                  ARTICLE II.

          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III.

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                  ARTICLE IV.

     4.1  Prior to a Qualified Public Offering (as defined in Part 7 of this
Section 4.1 of this Article IV hereof), the Corporation's capital stock shall be comprised as set forth in this Section 4.1 as follows:

          A.  Authorized Capital Stock.  The Corporation is authorized to issue
              ------------------------
One Hundred Thirty Six Million Seven Hundred Seventy-seven Thousand Five Hundred Seventeen 136,777,517 shares, consisting of (i) up to 100,000,000 shares of Common Stock, par value $0.001 per share, and (ii) up to 36,777,517 shares of Preferred Stock, par value $0.001 per share. Subject to the limitations set forth elsewhere herein, additional series of Preferred Stock may be issued at any time, and from time to time, in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Corporation (authority to do so being expressly vested in the Board of Directors) and such resolution or resolutions shall also set forth the voting powers, full or limited, or none, of each series of Preferred Stock and shall fix the number of shares in such series, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock.
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          B.  Designation of Series A Preferred Stock, Series B Preferred Stock,
              ------------------------------------------------------------------
Series C Preferred Stock and Series D Preferred Stock.  3,887,000 shares of
-----------------------------------------------------
Preferred Stock are designated as the Corporation's "Series A Convertible Non-Voting Preferred Stock" (the "Series A Preferred Stock"); 16,822,921 shares of
                              ------------------------
Preferred Stock are designated as the Corporation's "Series B Convertible Non-Voting Preferred Stock" (the "Series B Preferred Stock"); 9,142,388 shares of
                              ------------------------
Preferred Stock are designated as the Corporation's "Series C Convertible Non-Voting Preferred Stock" (the "Series C Preferred Stock"); and 6,925,208 shares
                              ------------------------
of Preferred Stock are designated as the Corporation's "Series D Convertible Non-Voting Preferred Stock" (the "Series D Preferred Stock"). The relative
                                  ------------------------
preferences, limitations and rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are as set forth below:

     Part 1.  Dividends.
              ---------

          The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends if, as and when declared by the Board of Directors. No dividends (other than those payable solely in shares of Common Stock of the Corporation) shall be paid on or declared and set apart for any Common Stock of the Corporation so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are outstanding, unless, at the same time, an equivalent dividend or distribution is declared or paid or set apart, as the case may be, on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, payable on the same day as if fully converted into Common Stock pursuant to Part 4 below.

     Part 2.  Liquidation Preference.
              ----------------------

          2A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and to the holders of any other Equity Securities (as defined in Part 7 below), an amount for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock then held by them equal to $0.80, $0.60, $1.25 and $3.61 respectively (as appropriately adjusted for any stock split, stock dividends, combinations, recapitalizations and the like) plus any unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock declared on or prior to the date of full payment of such liquidation preference. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full liquidation preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled.

          2B. If the assets and funds of the Corporation available for distribution to the Corporation's shareholders exceed the aggregate liquidation preferences payable to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pursuant to Section 2A, then after the payments required by Section 2A shall have been made or irrevocably set apart for payment, such assets or funds shall be distributed among the holders of Common Stock.

          2C. At the election of the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting collectively as a single class) and the holders of sixty percent (60%) of the Series D Preferred Stock (voting as a separate class) then outstanding, each of
(i) a consolidation or merger (within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) of the Corporation with or into one or more other corporations or other business organizations other than a consolidation or merger in which the shareholders of record immediately prior to such transaction control greater than fifty percent (50%) of the combined voting power of the surviving entity immediately following such transaction, (ii) the sale, lease or transfer of all or substantially all of the assets of the Corporation, or (iii) any other form of corporate reorganization in which 50% or more of the outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization or other property (each, a "Corporate Transaction") shall be treated as a liquidation,
                   ---------------------
dissolution or winding up of the Corporation within the meaning of this Part 2, and the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive at the closing of such transaction in cash, securities or other property (valued at Fair Market Value, as defined in Part 7 below) the amounts as specified in
Section 2A above.

          2D. The Corporation will give written notice of any liquidation, dissolution or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution or winding up pursuant to Section 2C) to each record holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock not less than 20 days prior to the date stated therein for the distribution and payment of the amounts provided in this Part 2. Each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock may convert all or any portion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, into Common Stock pursuant to Part 4 below at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation or sale of assets deemed to be a liquidation, dissolution or winding up of the Corporation as described in Section 2C.

          2E. Without the consent of the holders of at least a majority of the shares of Series A Preferred Stock, a majority of the shares of Series B Preferred Stock, sixty percent (60%) of the shares of Series C Preferred Stock and sixty percent (60%) of the shares of Series D Preferred Stock then outstanding, each voting separately as a class, neither the Corporation nor any Subsidiary shall redeem, purchase or otherwise acquire any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, except as expressly authorized herein and in Section 2C of the Shareholders Agreement (as defined in Part 7 below).

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     Part 3.  Voting Rights.
              -------------

          3A.  Non-Voting.  Except as otherwise expressly provided in this
               ----------
Certificate of Incorporation, including in this Part 3 and Part 8 below, or as required by law, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be entitled to vote on matters submitted to the shareholders of the Corporation.

          3B.  Required Votes.
               --------------

   (i) In addition to any rights specified in Part 8 below, without the affirmative vote, or written consent in lieu thereof, of the holders of at least a majority of the shares of Series A Preferred Stock outstanding, voting separately as a single class, a majority of the shares of Series B Preferred Stock outstanding, voting separately as a single class, sixty percent (60%) of the shares of Series C Preferred Stock outstanding, voting separately as a single class and sixty percent (60%) of the shares of Series D Preferred Stock outstanding, voting separately as a single class, the Corporation shall not:

        (a) authorize or issue, or obligate itself to issue, any class or series of Equity Security (as defined in Part 7 below) (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock), or reclassify any Equity Security to be, ranking on a parity with, or senior to, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise;

        (b) increase or decrease the total number of authorized shares of Preferred Stock; or

        (c) effect a Corporate Transaction (as defined in Section 2C above) or any liquidation, dissolution or winding up of the Corporation.

          3C.  Election of Directors.  The holders of Series A Preferred Stock,
               ---------------------
Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to vote in the election of directors on an as-converted basis.

     Part 4.  Conversion.
              ----------

          4A.  Conversion Procedures.
               ---------------------

          (i) Optional Conversion.  Any holder of shares of Series A Preferred
              -------------------
Stock may convert all or any portion of the shares of Series A Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series A Preferred Stock to be converted by $0.80 (as appropriately adjusted for any stock split, stock dividends, combinations, recapitalizations and the like) and dividing the result by the "Series A Conversion Price" (as defined in Section 4B
                            -------------------------
below) then in effect. Any holder of shares of Series B Preferred Stock may convert all or any portion of the shares of Series B Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series B Preferred Stock to be converted by $0.60 (as appropriately adjusted for any stock split, stock dividends, combinations, recapitalizations and the like) and dividing the result by the "Series B
                                                                --------
Conversion Price" (as defined in Section 4B below) then in effect. Any holder of
----------------
shares of Series C Preferred Stock may convert all or any portion of the shares of Series C Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series C Preferred Stock to be converted by $1.25 (as appropriately adjusted for any stock split, stock dividends, combinations, recapitalizations and the like) and dividing the result by the "Series C
                                                                --------
Conversion Price" (as defined in Section 4B below) then in effect. Any holder of
----------------
shares of Series D Preferred Stock may convert all or any portion of the shares of Series D Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series D Preferred Stock to be converted by $3.61 (as appropriately adjusted for any stock split, stock dividends, combinations, recapitalizations and the like) and dividing the result by the "Series D
                                                                --------
Conversion Price" (as defined in Section 4B below) then in effect.
----------------

          (ii) Automatic Conversion.  All of the outstanding shares of Series A
               --------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be converted into Common Stock at the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, respectively, then in effect without any further action on the part of the Corporation or any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock:

          (a) at the time of and subject to the closing and funding of a Qualified Public Offering (as defined in Part 7 below);

          (b) upon the date that through redemption or conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, fewer than 2,000,000 (as appropriately adjusted for any stock split, stock dividends, combinations, recapitalizations and the like) shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock remain outstanding; or

          (c) at the election of the holders of at least 60% of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding voting together as a single class (on an as-converted basis).

          (iii) Each conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to Section 4A(i) will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be converted, together with properly executed conversion instructions or stock powers, have been surrendered for conversion at the principal office of the Corporation. At such time as a conversion has been effected, the rights of the holder of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (iv) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subparagraphs (a) and (b) below), the Corporation will deliver to the converting holder:

          (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

          (b) a certificate representing any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted; and

          (c) cash in payment of declared but unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock converted.

          (v) The issuance of certificates for shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock will be made without charge to the holders of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

          (vi) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (vi), be deliverable upon any conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, will pay an amount to the holder thereof equal to the Fair Market Value (as defined in Part 7 below) of such fractional interest as of the date of conversion.

          (vii) All accrued but unpaid dividends on shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be converted shall be payable upon conversion of such shares in cash or, at the option of the Corporation, in shares of Common Stock having a Fair Market Value (as defined in Part 7 below) as of the date of conversion equal to the amount of such accrued unpaid dividends.

     4B. Adjustments to Conversion Price.
         -------------------------------

          (i) The initial Series A Conversion Price will be $0.60 per share of Series A Preferred Stock. The initial Series B Conversion Price will be $0.60 per share of Series B Preferred Stock. The initial Series C Conversion Price will be $1.25 per share of Series C Preferred Stock. The initial Series D Conversion Price will be $3.61 per share of Series D Preferred Stock. In order to limit dilution of the conversion rights granted under this subdivision, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price also will be subject to adjustment from time to time pursuant to this Section 4B.

          (ii) Except with respect to issuances set forth below in this subparagraph (ii), and except as provided elsewhere in this Section 4B, if and whenever on or after the original date of issuance of the shares of Series D Preferred Stock, the Corporation issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price or the Series D Conversion Price, as the case may be, will be reduced to the price (rounded to the nearest whole cent) determined by multiplying the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price or the Series D Conversion Price, as the case may be, by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding plus the number of shares of Common Stock Deemed Outstanding (as defined in Part 7 below), immediately prior to such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued or sold would purchase at such Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price or the Series D Conversion Price, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of shares of Common Stock Deemed Outstanding plus the number of additional shares of Common Stock so issued. For example, if after the original date of issuance of the shares of Series D Preferred Stock, the Corporation issues 3,000,000 shares of Common Stock for consideration per share of $0.80 and assuming 12,752,500 shares of Common Stock are outstanding and there are 30,991,726 shares of Common Stock Deemed Outstanding immediately prior to such issuance, the Series D Conversion Price immediately would be reduced to the price determined by multiplying $3.61, the Series D Conversion Price then in effect, by the following fraction:



                            $0.80 x 3,000,000
                            -----------------
               43,744,226 +       $ 3.61
               ------------------------------
               43,744,226 +  3,000,000

     =                      $  2,400,000
                            ------------
               43,744,226 +  $ 3.61
               -------------------------
                          46,744,226

          =    43,744,226  +  664,820
               ----------------------
                    46,744,226

          =    44,409,046
               ----------
               46,744,226

          =    .9500

resulting in an adjusted Series D Conversion Price of $3.43 ($3.61 x .9500), and adjusted Series D conversion rate of 1.0525:1 ($3.61/$3.43).

          Notwithstanding the foregoing, neither the Series A Conversion Price nor the Series B Conversion Price will be adjusted pursuant to this Section 4B to an amount less than $0.35 per share, nor shall the Series C Conversion Price be adjusted pursuant to this Section 4B to an amount less than $0.75 per share, nor shall the Series D Conversion Price be adjusted pursuant to this Section 4B to an amount less than $1.80 per share. The issuance of Common Stock, and the grant of options, warrants or rights and the issuance of Common Stock upon the exercise thereof, will not result in any adjustment of the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price or the Series D Conversion Price when made pursuant to any Approved Plan. In addition, no adjustment shall be made to the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price or the Series D Conversion Price for Equity Securities issued or issuable: (1) upon conversion of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; (2) to directors, employees or consultants of the Corporation as compensation for services rendered to the Corporation under agreements approved by the Board of Directors (including each of the directors designated by the holders of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock pursuant to the Shareholders Agreement (as defined in Part 7 below)) at a duly convened meeting or by unanimous written consent; (3) upon exercise of the Outstanding Warrants (as defined in Part 7 below); (4) as a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; (5) pursuant to a transaction or event for which adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price is made pursuant to Section 4D below; (6) pursuant to the acquisition of another corporation or other Person by merger, share exchange or purchase of all or substantially all of the assets of such corporation or other Person or reorganization transaction, in each case which has been approved by the Board of Directors; or (7) to a lender to the Corporation under agreements approved by the Board of Directors (including each of the directors designated by the holders of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock pursuant to the Shareholders Agreement (as defined in
Part 7 below)) at a duly convened meeting or by unanimous written consent.

          (iii) Notwithstanding subparagraph 4B(ii), no reduction shall be made to the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price or the Series D Conversion Price, as the case may be, in the event that the Corporation issues or sells or is deemed to have issued or sold Common Stock or Convertible Securities (as defined in

Part 7 below) for a consideration per share less than such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, and each of the following events has occurred: (a) such issuance or sale or deemed issuance or sale has been approved by (1) if below the Series A Conversion Price, holders of a majority of the outstanding shares of Series A Preferred Stock; (2) if below the Series B Conversion Price, the holders of a majority of the outstanding shares of Series B Preferred Stock; (3) if below the Series C Conversion Price, the holders of at least sixty percent (60%) of the outstanding shares of Series C Preferred Stock; and (4) if below the Series D Conversion Price, the holders of sixty percent (60%) of the outstanding shares of Series D Preferred Stock; (b) such holder of such class of Preferred Stock has been offered the opportunity to purchase a pro rata portion of such issuance or sale or deemed issuance or sale pursuant to the provisions of Article III of the Investors' Rights Agreement (as defined in Part 7 below); (c) such holder has declined to purchase such holder's full pro rata amount of such issuance; and (d) holders of at least 50% of the then-outstanding Series A Preferred Stock and Series B Preferred Stock, 60% of the then-outstanding Series C Preferred Stock and at least 60% of the then outstanding Series D Preferred Stock, as the case may be, entitled to purchase a portion of any such issuance pursuant to clause (b) of this subparagraph have purchased their full pro rata share of such issuance or sale or deemed issuance or sale. The provisions of this subparagraph 4B(iii) shall apply separately to each issuance or deemed issuance of stock by the Corporation.

          (iv) If and whenever the provisions of both subparagraphs 4B(ii) and 4B(iii) are applicable with respect to the issuance and sale or deemed issuance and sale of Common Stock, such that any issuance and sale or deemed issuance and sale shall result in different Conversion Prices being in effect for shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, then promptly after receipt of written notice from the Corporation, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, shall surrender all certificates representing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, held by each such holder to the Corporation at its principal office. After the surrender of such certificate(s), the Corporation will deliver:

          (a) a certificate or certificates representing the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, held by each such holder which were, as a consequence of such issuance or sale or deemed issuance or sale, subject to an adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, as set forth in subparagraph 4B(ii), and the shares represented by such certificate(s) will be designated as a new series of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be; and

          (b) a certificate or certificates representing the number of shares of Series A Preferred Stock, Series B Preferred Stock , Series C Preferred Stock or Series D Preferred Stock, as the case may be, held by each such holder which was entitled to and as a result of the operation of the subparagraph 4B(ii) no longer is entitled to an adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, with respect to such shares, and the shares represented by such certificates will be designated as a new series of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be.

          Each new series of Series A Preferred Stock will be designated Series A-1, Series A-2, Series A-3 and so on and will be identical in all respects hereunder except for the different Series A Conversion Price for each series determined pursuant to this Section 4B, and in all other respects will continue to have the voting powers, preferences and other rights, limitations and restrictions of the Series A Preferred Stock as originally described hereunder. Each new series of Series B Preferred Stock will be designated Series B-1, Series B-2, Series B-3 and so on and will be identical in all respects hereunder except for the different Series B Conversion Price for each series determined pursuant to this Section 4B, and in all other respects will continue to have the voting powers, preferences and other rights, limitations and restrictions of the Series B Preferred Stock as originally described hereunder. Each new series of Series C Preferred Stock will be designated Series C-1, Series C-2, Series C-3 and so on and will be identical in all respects hereunder except for the different Series C Conversion Price for each series determined pursuant to this
Section 4B, and in all other respects will continue to have the voting powers, preferences and other rights, limitations and restrictions of the Series C Preferred Stock as originally described hereunder. Each new series of Series D Preferred Stock will be designated Series D-1, Series D-2, Series D-3 and so on and will be identical in all respects hereunder except for the different Series D Conversion Price for each series determined pursuant to this Section 4B, and in all other respects will continue to have the voting powers, preferences and other rights, limitations and restrictions of the Series D Preferred Stock as originally described hereunder.

          4C.  Effect on Conversion Price of Certain Events.  For purposes of
               --------------------------------------------
determining the adjusted Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price under Section 4B, the following will be applicable:

          (i) If the Corporation in any manner issues or grants any Options or Convertible Securities (as defined in Part 7 below) and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance of sale or such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, then the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities. Otherwise, no further adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable" will be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. If such Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, then the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects the rights of conversion or exchange under such Convertible Securities. Otherwise, no further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price had been or are to be made pursuant to other provisions of this Part 4, no further adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price will be made by reason of such issue or sale.

          (iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, in effect at the time of such change will be readjusted to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

          (iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, then in effect hereunder will be adjusted to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (v) If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the Fair Market Value (as defined in Part 7 below) thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the Fair Market Value (as defined in Part 7 below) of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

          (vi) In case any Option is issued after the initial date of issuance of the Series D Preferred Stock in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $0.01.

          (vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

          (viii) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          4D.  Subdivision or Combination of Common Stock.  If the Corporation
               ------------------------------------------
at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series A

Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price in effect immediately prior to such combination will be proportionately increased.

          4E.  Certain Events.  If any event occurs of the type contemplated by
               --------------
the provisions of this Part 4 but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, so as to protect the rights of the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively; provided that no such adjustment will increase the Series A Conversion Price, Series B Conversion Price, Series C Conversion or Series D Conversion Price, as applicable, as otherwise determined pursuant to this Part 4 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable.

          4F.  Certain Notices.
               ---------------

          (i) Immediately upon any adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, the Corporation will give written notice thereof, which notice shall set forth the calculation of such adjustment, to all holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as applicable.

          (ii) The Corporation will give written notice to all holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any matter referred to in Section 3B or 3C of Part 3 above.

     Part 5.  Registration of Transfer.
              ------------------------

          The Corporation will keep at its principal office separate registers for the registration of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock,

Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, represented by such new certificate from the date to which dividends have been fully paid on such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, represented by the surrendered certificate.

     Part 6.   Replacement.
               -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be deemed satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Part 7.  Definitions.
              -----------

          "Approved Plan" means the Corporation's 1999 Stock Incentive Plan
           -------------
(together with any plans of its predecessor in interest) or other stock option, stock purchase or similar incentive plan which is approved by the Board of Directors and supplements or replaces the 1999 Stock Incentive Plan.

          "Board of Directors" means the Board of Directors of the Corporation.
           ------------------

          "Common Stock Deemed Outstanding" means, at any given time, the number
           -------------------------------
of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

          "Convertible Securities" means securities convertible into or
           ----------------------
exchangeable for Common Stock or other Equity Securities.

          "Equity Security" means any of the Corporation's stock or similar
           ---------------
security, including without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right.

          "Fair Market Value" means the fair market value as determined in good
           -----------------
faith by a majority of the Board of Directors.

          "Investors' Rights Agreement" means the Second Amended and Restated
           ---------------------------
Investors' Rights Agreement by and among the Corporation (through its predecessor in interest), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock named therein, and certain other stockholders of the Corporation entered into in connection with the sale of the Series D Preferred Stock, as such agreement may from time to time be amended or restated in accordance with its terms.

          "Options" means any rights, warrants or options to subscribe for or to
           -------
purchase Common Stock or other Equity Securities.

          "Outstanding Warrants" means collectively:  (i) a warrant to purchase
           --------------------
up to 156,250 shares of Series B Preferred Stock at a price of $0.60 per share granted to Imperial Bank dated October 15, 1997; (ii) that certain amended and restated warrant, dated as of December 2, 1997, granted to MedVen Development Corporation to purchase up to an aggregate of 194,350 shares of Common Stock; and (iii) warrants held by holders of Series B Preferred Stock, each dated November 14, 1997, exercisable for 4,166,668 shares of Common Stock.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Qualified Public Offering" means any underwritten offering by the
           -------------------------
Corporation of shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, then in effect, or any comparable statement under any similar federal statute then in force, in which (i) the aggregate cash proceeds to be received by the Corporation and selling shareholders from such offering (without deducting underwriting discounts, expenses and commissions) are at least $25,000,000, and
(ii) the price per share paid by the public for such shares is at least $4.42 (as appropriately adjusted for any stock split, stock dividends, combinations, recapitalizations and the like).

          "Series D Purchase Agreement" means the Series D Convertible Non-
           ---------------------------
Voting Preferred Stock Purchase Agreement entered into in connection with the sale of Series D Preferred Stock by and among the Corporation (through its predecessor in interest) and the Purchasers named therein, as such agreement may from time to time be amended in accordance with its terms.

          "Shareholders Agreement" means the Third Amended and Restated
           ----------------------
Shareholders and Voting Agreement by and among the Corporation (through its predecessor in interest), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock named therein, and certain other stockholders entered into in connection with the sale of the Series D Preferred Stock as such agreement may from time to time be amended or restated in accordance with its terms.

          "Subsidiary" means any corporation of which more than 50% of the
           ----------
outstanding voting securities are owned by the Corporation, directly or indirectly, or a partnership or limited liability company in which the Corporation is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

          Part 8.  Amendment and Waiver.
                   --------------------

          No amendment, modification or waiver of the provisions of this Section B of Article IV of this Certificate of Incorporation will be binding or effective without (i) the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock outstanding at the time such action is taken, voting separately as a single class, (ii) the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock outstanding at the time such action is taken, voting separately as a single class, (iii) the affirmative vote of the holders of at least sixty percent (60%) of the shares of Series C Preferred Stock outstanding at the time such action is taken, voting separately as a single class, and (iv) the affirmative vote of the holders of at least sixty percent (60%) of the shares of Series D Preferred Stock outstanding at the time such action is taken, voting separately as a single class; provided that no such action will change (a) the amount payable to holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or the participation by the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in payments or distributions of any assets or surplus funds of the Corporation upon the liquidation, dissolution or winding up of the Corporation (or any transaction which might reasonably be deemed a liquidation, dissolution or winding up pursuant to Section 2C of Part 2 above), (b) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price or the number of shares or class of stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are convertible, or (c) the vote required to approve any change described in this Part 8, without the affirmative vote of the holders of all the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock then outstanding, voting separately as a class; and provided further that no change in the terms of this
Part 8 may be accomplished by merger or consolidation of the Corporation with another corporation, unless in each of the cases specified in clauses (a), (b), and (c) above, the Corporation has obtained the prior approval of the holders of the requisite percentage of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock then outstanding in accordance with the provisions of this Section B of Article IV of this Certificate of Incorporation.

          Part 9.  Notices.
                   -------

          Except as otherwise expressly provided herein, all notices referred to in this Section B of Article IV hereof herein shall be in writing and shall be delivered in the manner specified in the Series D Purchase Agreement.

     4.2  Effective as of a Qualified Public Offering (as defined in Part 7 of
Section 4.1 above), the Corporation's capital stock shall be comprised as follows:

          A.  Authorized Shares.
              -----------------

          The aggregate number of shares that the Corporation shall have authority to issue is 210,000,000, (i) 200,000,000 shares of which shall be Common Stock, par value $0.001 per share, and 10,000,000 of which shall be Preferred Stock, par value $0.001 per share.

          B.  Common Stock.
              ------------

          Each share of Common Stock shall have one vote on each matter submitted to a vote of the stockholders of the Corporation. Subject to the provisions of applicable law and the rights of the holders of the outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Corporation upon dissolution after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, if any, are so paid or distributed.

          C.  Preferred Stock.
              ---------------

     Part 1.  Series.
              ------

          The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each additional series of Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors.

     Part 2.  Rights and Preferences.
              ----------------------

          The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certificates of amendment or designation which are effective without stockholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

          (i) the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

          (ii) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

          (iii) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

          (iv) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class of classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (v) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

          (vi) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

          (vii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.


                                   ARTICLE V.

          The name and mailing address of the incorporator of the Corporation is:

                                Richard Gorelick
                                 Deja.com, Inc.
                                437 Fifth Avenue
                           New York, New York  10016


                                  ARTICLE VI.

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                                  ARTICLE VII.

          The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.


                                 ARTICLE VIII.

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                  ARTICLE IX.

          Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                   ARTICLE X.

          A. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified. At the first annual meeting of stockholders following the closing of the initial public offering (the "First Public Company Annual Meeting") of the
                                  -----------------------------------
Corporation's capital stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Initial Public
                                                         --------------
Offering"), the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated as Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors designated and elected at the First Public Company Annual Meeting. At each annual meeting after the First Public Company Annual Meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

          B. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                  ARTICLE XI.

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                  ARTICLE XII.

          Effective upon the closing of the Initial Public Offering, stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.


                                 ARTICLE XIII.

          Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles X, XII or XIII or any provisions thereof.



                                  ARTICLE XIV.

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                            [Signature Page Follows]

          THE UNDERSIGNED, being the incorporator named herein, for the purpose of forming a corporation to do business both within and without the State of Delaware and pursuant to the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation of Deja.com, Inc., hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 15th day of June, 1999.

                              /s/ Richard Gorelick
                              -------------------------
                              Richard Gorelick
                              Incorporator













                [Signature Page to Certificate of Incorporation]